Exhibit 23.1
As an independent registered public accounting firm, we hereby consent to the incorporation of our report dated June 5, 2008 included in this Form 11-K into the Company’s previously filed Registration Statement File No. 33-31805 on Form S-8.
/s/ Sobel & Co., LLC
Livingston, New Jersey
June 5, 2008

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